UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 11, 2007

(Date of report; date of earliest event reported)

Commission file number: 1-9117

RYERSON INC.

(Exact name of registrant as specified in its charter)

Delaware	36-3425828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2621 West 15th Place

Chicago, Illinois 60608

(Address of principal executive offices)

(Zip Code)

(773) 762-2121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2007, the Board of Directors of Ryerson Inc. (the “Company”) approved amended forms of the Senior Executive Change in Control Agreement and the Executive Change in Control Agreement (collectively, the “CIC Agreements”) and amendments to the Company’s other plans and agreements containing a definition of change in control. The Board of Directors also authorized adoption of amendments to the Company’s compensation and benefit plans to the extent necessary or appropriate to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and with final regulations issued with respect to Section 409A in April 2007.

The following descriptions of certain material and other changes to the CIC Agreements and the Company’s benefit plans, agreements and arrangements does not purport to be complete and, with reference to the CIC Agreements, is qualified in its entirety by reference to the full text of the form of Senior Executive Change in Control Agreement and the form of Executive Change in Control Agreement filed as Exhibit 10.2(d)-1 and Exhibit 10.2(e)-1, respectively, hereto.

Section 409A of the Internal Revenue Code

Section 409A of the Internal Revenue Code of 1986, as amended, was enacted by the American Jobs Creation Act of 2004. Section 409A imposes a variety of requirements on nonqualified deferred compensation arrangements, including change in control and severance arrangements, and imposes a tax on covered employees where the requirements of Section 409A are not satisfied.

The Section 409A changes to the CIC Agreements provide: (a) that the CIC Agreements will be interpreted (or, where necessary, amended) to minimize the impact of Section 409A and that, where required, payments to “specified employees” within the meaning of Section 409A may be delayed by six months; (b) that if an employee receiving payments pursuant to a CIC Agreement incurs additional taxes under Section 409A through no fault of his or her own (i.e., where there is no breach of the Agreement and the employee has cooperated with the Company in an attempt to cure any unanticipated Section 409A defects), the Company will make the employee whole for the additional taxes; (c) that the price used to determine the amount of the share or cash settlement of options on a change in control is the “Change in Control Price,” as defined, and the settlement will be made in two payments as set forth in the Agreement; and (d) other technical changes, including changes to the timing of certain reimbursements, in order to comply with Section 409A.

The Board of Directors also authorized management to adopt amendments to the Company’s compensation and benefit plans to the extent necessary or appropriate to comply with the requirements of Section 409A and the final regulations issued thereunder in April 2007.

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Clarifying Changes

The definition of change in control in the CIC Agreements was modified to conform to the Company’s current corporate structure, primarily by deleting certain provisions relating to change in control events applicable to subsidiaries in which the Company has a 10% or greater interest. Conforming changes will be made to the Company’s other benefit plans, agreements and arrangements pursuant to the Board’s May 11, 2007 authorization.

The “Good Reason” definition under the CIC Agreements (in which case an employee may terminate employment and become entitled to benefits after a change in control or potential change in control or other specified events) was clarified to provide that a change in the Company’s status from a public company to a private company does not in and of itself constitute Good Reason for an employee to terminate employment, unless the change results in a material diminution in authority, duties or responsibilities.

The definitions of “Retirement” and “Disability” under the CIC Agreements (in which cases an employee generally is not entitled to benefits under the CIC Agreements) were clarified to conform to the provisions of the Company’s benefit plans and to specify that Retirement means only voluntary retirement.

The definition of a “potential change in control” in the CIC Agreements for Messrs. Novich, Gratz and Niederpruem was modified to clarify that where a potential change in control occurs because of a threatened proxy contest and there is a settlement with a stockholder or group of stockholders that results in a director being seated on the Board of Directors, the potential change in control continues in effect until one month after the annual meeting of the stockholders next succeeding the annual meeting of stockholders at which the director assumes office in connection with the settlement of the proxy contest.

The CIC Agreements also were revised to provide methodologies for calculating and paying the amounts payable to employees qualifying for benefits under the CIC Agreements.

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Item 9.01	Financial Statements and Exhibits

(a)	None

(b)	None

(c)	None

(d)	A list of exhibits is attached hereto as an Exhibit Index and is incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2007		/s/ M. Louise Turilli
	By:	M. Louise Turilli
	Its:	Vice President and General Counsel

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EXHIBIT INDEX

Exhibit Number	Description
10.2(d)-1	Form of Senior Executive Change in Control Agreement

10.2(e)-1	Form of Executive Change in Control Agreement

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